EX-32Â 3Â kama2013ex32.htm

EX-32.1 3 ex32.htm IN CONNECTION WITH THE ANNUAL REPORT OF KAMA RESOURCES INC. ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 2012 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON THE DATE HEREOF (THE REPORT), I, DAYONG SUN, PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL OF Exhibit 32.1 CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Kama Resources Inc. on Form 10-K for the year ended October 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Dayong Sun, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2014

By: /s/ Dayong Sun

Name: Dayong Sun

Title: Principal Executive Officer and Principal Financial Officer

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